                                                                     EXHIBIT 1.2





                         REGISTRATION RIGHTS AGREEMENT

                           Dated as of June 16, 1997

                                    between

                          EVERGREEN MEDIA CORPORATION
                                   as Issuer

                                      and

                        ALEX. BROWN & SONS INCORPORATED
                           BT SECURITIES CORPORATION
                     CREDIT SUISSE FIRST BOSTON CORPORATION
                              GOLDMAN, SACHS & CO.
                       NATIONSBANC CAPITAL MARKETS, INC.
                           TD SECURITIES (USA), INC.
                             as Initial Purchasers

TABLE OF CONTENTS

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1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2. Securities Subject to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
3. Shelf Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
4. Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
5. Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
6. Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
7. Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
8. Rules 144 and 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
9. Underwritten Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
10. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
(a)      No Inconsistent Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
(b)      Adjustments Affecting Transfer Restricted Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
(c)      Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
(d)      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
(e)      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
(f)      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
(g)      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
(h)      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
(i)      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
(j)      Securities Held by the Company or Its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
(k)      Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
(l)      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") is dated as of June 16, 1997, between Evergreen Media Corporation, a Delaware corporation (the "Company"), Alex. Brown & Sons Incorporated, BT Securities Corporation, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., NationsBanc Capital Markets, Inc. and TD Securities (USA), Inc. (the "Initial Purchasers").

         This Agreement is entered into in connection with the Purchase Agreement, dated June 16, 1997, between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the issuance and sale by the Company to the Initial Purchasers of 5,500,000 (the "Firm Shares") of $3.00 Convertible Exchangeable Preferred Stock with a liquidation preference of $50.00 per share (the "Preferred Stock") of the Company and, upon the terms and conditions set forth in the Purchase Agreement, up to an additional 500,000 shares (the "Additional Shares") of Preferred Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers=s obligation to purchase the Shares under the Purchase Agreement. All terms used but not defined herein shall have the meanings given such terms in the Purchaser Agreement.

         The parties hereby agree as follows:

         1. Definitions. Definitions.      As used in this Agreement, the
following terms shall have the following meanings:

         Advice: See Section 5 hereof.

         Agreement: See the introductory paragraphs hereto.

         Certificate of Designation: The Certificate of Designation governing the Preferred Stock as filed with the Secretary of State of the State of Delaware, as amended from time to time.

         Chancellor: Chancellor Broadcasting Company, a Delaware corporation.

         Chancellor Merger: The merger or mergers contemplated by the Agreement and Plan of Merger dated February 19, 1997, by and among the Company, Chancellor and Chancellor Radio Broadcasting Company, as the same may be amended, or amended and restated, from time to time.

         Date: The Closing Date as defined in the Purchase Agreement.

         Common Stock: The Class A Common Stock, par value $.01 per share, of the Company.

         Company: See the introductory paragraphs hereto.

         Damages Payment Date: With respect to the Shares or Common Stock, as applicable, each Dividend Payment Date; and with respect to the Debentures, each Interest Payment Date.

         Debentures: The 6% Convertible Subordinated Debentures due June 15, 2012 of the Company issuable pursuant to the Indenture upon exchange of the Shares as provided in the Certificate of Designation.

         Dividend Payment Date: With respect to the Shares and the Common Stock, each regularly scheduled dividend payment date for the Shares, as set forth in the Certificate of Designation with respect to the payment of dividends on the Shares.

         Effectiveness Period: See Section 3(a) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Holder: See Section 2(b) hereof.

         Indemnified Person: See Section 7(c) hereof.

         Indemnifying Person: See Section 7(c) hereof.

         Indenture: The Indenture dated June 16, 1997 between the Company and The Bank of New York, as trustee, pursuant to which the Debentures are issuable.

         Initial Purchasers: See the introductory paragraphs hereto.

         Inspectors: See Section 5(o) hereof.





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
         Interest Payment Date: With respect to the Debentures, each interest payment date as set forth in the Indenture with respect to the payment of interest on the Debentures.

         NASD: The National Association of Securities Dealers, Inc.

         Participant: See Section 7(a) hereof.

         Person: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

         Prospectus: The prospectus included in the Shelf Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any Prospectus Supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by the Shelf Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         Prospectus Supplement: See Section 5(b).

         Purchase Agreement: See the introductory paragraphs hereto.

         Record Holder: (i) With respect to any Damages Payment Date relating to the Shares constituting Transfer Restricted Securities, each Person who is registered on the books of the transfer agent for the Shares as the record holder of Shares on the record date with respect to the Dividend Payment Date on which such Damages Date shall occur, (ii) with respect to any Damages Payment Date relating to the Common Stock constituting Transfer Restricted Securities, each Person who is registered on the books of the transfer agent for the Common Stock as the record holder of such Common Stock on the record date with respect to the Dividend Payment Date on which such Damages Payment Date shall occur and (iii) with respect to any Damages Payment Date relating to the Debentures constituting Transfer Restricted Securities, each Person who is registered on the books of the registrar for the Debentures as the record holder of Debentures on the record date with respect to the Interest Payment Date on which such Damages Payment Date occurs.





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
         Records: See Section 5(o) hereof.

         Registration Default: See Section 4 hereof.

         Registration Expenses: See Section 6(a) hereof.

         Request: See Section 3(e) hereof.

         Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

         Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC: The Securities and Exchange Commission.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Shares: See the introductory paragraphs hereto.

         Shelf Registration Statement: See Section 3(a) hereof. The term Shelf Registration Statement for purposes of this Agreement shall include the documents, if any, incorporated by reference therein.

         Suspension Period: See Section 3(a) hereof.

         Transfer Restricted Securities: Each Share, each Debenture issuable upon exchange thereof, and each share of Common Stock issuable upon conversion of the Shares or the Debentures until the date on which (i) such Share, such Debenture or such share of Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (ii) such Share, such Debenture or such share of Common Stock is





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
distributed to the public pursuant to Rule 144 under the Securities Act or
(iii) the date on which such Share, such Debenture or such share of Common Stock, may be sold or transferred pursuant to Rule 144(k) (or any similar provision then in force).

         TIA: The Trust Indenture Act of 1939, as amended.

         Trustee: The Trustee under the Indenture for the Debentures.

         Underwriter: Any underwriter, placement agent, selling broker, dealer manager, qualified independent underwriter or similar securities industry professional.

         Underwritten Registration or Underwritten Offering: An offering in which securities of the Company are sold to an Underwriter or with the assistance of such Underwriter for reoffering to the public on a firm commitment basis.

         2. Securities Subject to this Agreement.

         (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

         (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns of record Transfer Restricted Securities.

         3. Shelf Registration. Shelf Registration

         (a) The Company shall use its reasonable best efforts to cause to be filed with the SEC on or prior to the 150th day after the Closing Date, a shelf registration statement pursuant to Rule 415 (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available as determined by the Company, to cover resales of Transfer Restricted Securities by the Holders thereof in accordance with Section 3(e). The Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or prior to the 210th day after the Closing Date. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act for a period ending two years from the effective date thereof or such shorter period that will terminate when each of the Transfer Restricted Securities covered by the Shelf Registration Statement shall cease to be a Transfer Restricted Security (the "Effectiveness Period"). The Company further agrees to use its reasonable best efforts to cause





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
the Shelf Registration Statement to be effective and usable for resale of the Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable.

         Subject to the immediately following paragraph, upon the occurrence of any event that would cause the Shelf Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) to be not effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall as promptly as practicable file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), use its reasonable best efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter.

         Notwithstanding anything to the contrary in this Section 3, subject to compliance with Sections 4 and 5(b), if applicable, the Company may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A)(i) it is in possession of material non-public information, (ii) the Board of Directors of the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Board of Directors of the Company determines in good faith that disclosure of such material non-public information would not be in the best interests of the Company and its shareholders or (B) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries (i) that is material to the Company and its subsidiaries taken as a whole and (ii) the Board of Directors of the Company determines in good faith that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as of the Board of Directors shall determine) is not in the best interests of the Company and its shareholders or that it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration Statement (the period during which any such prohibition of offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect pursuant to clause (A) or (B) of this subparagraph (a) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which the Company provides written notice to Holders of Transfer Restricted Securities





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
covered by the Shelf Registration Statement that offers and sales of Transfer Restricted Securities cannot be made thereunder in accordance with this Section 3 and shall end on the date on which each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement either receives copies of a Prospectus Supplement contemplated by Section 5(b) or is advised in writing by the Company that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus may be resumed; provided, however, that the Suspension Period shall in no event be longer than 60 days in the aggregate in any of the one-year periods ending on the first or second anniversary of the Closing Date, or longer than 30 days in the aggregate in any calendar quarter within any one-year period.

         (b) None of the Company nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) shall have the right to include any of the Company's securities in the Shelf Registration Statement, except to the extent that security holders of Chancellor may have such rights to which the Company may become subject upon consummation of the Chancellor Merger.

         (c) If the Holders of a majority of the Transfer Restricted Securities outstanding so elect (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation), an offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement may be effected in the form of an Underwritten Offering; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to undertake more than one such Underwritten Offering during any consecutive 12-month period. The Holders of the Transfer Restricted Securities to be registered shall pay all underwriting discounts and commissions of such Underwriters and the fees and expenses of any counsel for the Holders.

         (d) If any of the Transfer Restricted Securities covered by the Shelf Registration Statement are to be sold in an Underwritten Offering, the Underwriter(s) that will administer the offering will be selected by the Company and shall be a nationally recognized investment bank(s) reasonably satisfactory to the Holders of a majority of the outstanding Transfer Restricted Securities (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation).





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
         (e) The Company will mail only one request (the "Request") for information for use in connection with any Shelf Registration Statement or Prospectus or Preliminary Prospectus included therein to Holders of the Transfer Restricted Securities as of the close of business on a business day selected by the Company to be no more than three business days prior to the date the Request is mailed. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement, unless such Holder (i) furnishes to the Company in writing, within 10 business days after the Request is mailed, the information requested therein, including the identity of the beneficial owner for whom any Holder may be acting as nominee and such other information relating to such Holder as the Company, based on advice of counsel, may reasonably determine is required by applicable law to be included therein or
(ii) follows the procedure set forth in Section 5(e) and, in addition, provides the information required in clause (i) hereof.

         4. Liquidated Damages.

         (a) If (i) the Shelf Registration Statement is not filed with the SEC on or prior to the 150th day after the Closing Date, (ii) the Shelf Registration Statement has not been declared effective by the SEC on or prior to the 210th day after the Closing Date or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease for any reason to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for resale for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any of the one year periods ending on the first or second anniversary of the Closing Date (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages to each Holder of Transfer Restricted Securities who has complied with such Holder=s obligations under this Agreement. The amount of liquidated damages payable during any period during which a Registration Default shall have occurred and be continuing will accrue at a rate per annum which is equal to $2.50 per $1,000 liquidation preference of Preferred Stock, $2.50 per $1,000 principal amount of Debentures or $2.50 per 20.0 shares of Class A Common Stock (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) constituting Transfer Restricted Securities to and including the 90th day following such Registration Default and $5.00 per $1,000 liquidation preference of Preferred Stock, $5.00 per $1,000 principal amount of Debentures or $5.00 per 20.0 shares of Class A Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities from and after the 91st day following such Registration Default. All accrued liquidated damages shall be paid to Record Holders by wire transfer of immediately available funds (if such Record Holders shall have





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
provided wire transfer instructions to the transfer agent for the Preferred Stock and to the Company) or by federal funds check by the Company on the next succeeding Damages Payment Date. Following the cure of a Registration Default, liquidated damages will cease to accrue with respect to such Registration Default.

         All of the Company's obligations set forth in the preceding paragraph which are outstanding with respect to any Transfer Restricted Security shall cease at the time such security ceases to be a Transfer Restricted Security.

         The parties hereto agree that the liquidated damages provided in this
Section 4 constitute a reasonable estimate of the damages that will be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective or to remain effective, as the case may be, and shall constitute the sole remedy for a Registration Default.

         5. Registration Procedures.

         In connection with the filing of the Shelf Registration Statement, the Company will use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution or disposition thereof, and pursuant thereto and in connection with the Shelf Registration Statement filed by the Company hereunder the Company shall:

         (a) On or prior to the 150th day following the Closing Date, prepare and file with the SEC, a Shelf Registration Statement on Form S-1 or Form S-3, if the use of such form is then available as determined by the Company, for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution or disposition thereof and shall include all financial statements required to be included or incorporated by reference therein, and use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act and to remain effective as provided herein for the Effectiveness Period and to be approved by such governmental agencies or authorities as may be necessary to enable the Holders of Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities in the manner specified in the Shelf Registration Statement; provided, however, before filing any Shelf Registration Statement, preliminary prospectus or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford to the Initial Purchasers, the Holders of the Transfer Restricted Securities covered by such Shelf Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents (except the Company





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
shall not be required to furnish any documents to be incorporated by reference therein or any exhibits thereto unless requested in writing by such Initial Purchasers, Holders, their counsel or such managing underwriter) proposed to be filed. The Company shall not file the Shelf Registration Statement, any preliminary prospectus or Prospectus or any amendments or supplements thereto if (i) in the case of the filing of the Shelf Registration Statement, the Initial Purchasers shall reasonably object or (ii) the Holders of a majority of the outstanding Transfer Restricted Securities, their counsel, or the managing underwriters, if any, shall reasonably object (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation). Such persons shall be deemed to have reasonably objected if the Shelf Registration Statement, any preliminary prospectus or the Prospectus or any document incorporated or deemed to be incorporated by reference therein contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading, which misstatement or omission is identified to the Company by such Person in writing within 5 business days of the mailing of the Shelf Registration Statement, preliminary prospectus or Prospectus or any amendments or supplements thereto by the Company.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law (a "Prospectus Supplement"), and as so supplemented to be filed pursuant to, and within the time periods specified in, Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Initial Purchasers and the Holders of Transfer Restricted Securities and their counsel (except in the case of clause (ii) below) and the managing underwriters, if any, promptly (but in any event within two business days) and confirm such notice in writing (i) when a Prospectus, any Prospectus Supplement or post-effective amendment to the Shelf Registration Statement has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such





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
Shelf Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits thereto), (ii) of any request by the SEC for any amendment of or supplement to the Shelf Registration Statement, any preliminary prospectus or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation of any proceedings for that purpose, (iv) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section (n) hereof cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Shelf Registration Statement or any of the Transfer Restricted Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus (as then amended or supplemented) or in any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus (as then amended or supplemented) or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law, and (vii) of the Company=s determination that a post-effective amendment to the Shelf Registration Statement would be appropriate.

         (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.





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
         (e) If requested by the Holders of Transfer Restricted Securities or, if the Transfer Restricted Securities are being sold in an Underwritten Offering, by the managing Underwriter or Underwriters of such Underwritten Offering, (i) promptly incorporate in the Prospectus, Prospectus Supplement or post-effective amendment to the Shelf Registration Statement such information as the managing Underwriter or Underwriters (if any), such Holders, or counsel for any of them, determine is reasonably necessary to be included therein including, without limitation, information relating to the plan of distribution of the Transfer Restricted Securities, information with respect to the number of Shares, principal amount of Debentures and/or the number of shares of Common Stock sold by the Holders, the purchase price being paid thereof and any other terms with respect to the Transfer Restricted Securities to be sold in such offering and (ii) make all required filings of such Prospectus, Prospectus Supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus, Prospectus Supplement or post-effective amendment.

         (f) Furnish to the Initial Purchasers, each Holder of Transfer Restricted Securities and to counsel and each managing Underwriter, if any, at the sole expense of the Company, one conformed copy of the Shelf Registration Statement as first filed with the SEC and each amendment (including post-effective amendments) thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) Deliver to the Initial Purchasers, each selling Holder of Transfer Restricted Securities, their counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus (or preliminary prospectus) and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto.

         (h) Prior to any public offering of Transfer Restricted Securities, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities, the managing Underwriter or Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions of the United States as any selling Holder or Underwriter may reasonably request, to keep each such registration or qualification (or exemption therefrom) effective during the period such Shelf Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or be subject to taxation in any jurisdiction in which it is not so subject.

         (i) Cooperate with the selling Holders of Transfer Restricted Securities and the managing Underwriter or Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing Underwriter or Underwriters, if any, or Holders may request at least two business days prior to any sale of Transfer Restricted Securities.

         (j) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the Underwriter or Underwriters, if any, to consummate the disposition of such Transfer Restricted Securities subject to the proviso in Section 5(h) above and except as may be required solely as a consequence of the nature of such selling Holder=s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

         (k) Upon the occurrence of any event contemplated by Section 5(c)(iv) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Sections 3(a) and 5(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (l) Use its reasonable best efforts to cause the Shares and the Debentures covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority of the outstanding Transfer Restricted Securities covered by such Registration Statement (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation) or the managing Underwriter or Underwriters, if any.

         (m) Prior to the effective date of the Shelf Registration Statement, (i) provide the transfer agent for the Shares and the shares of Common Stock and the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and
(ii) provide a CUSIP number for the Transfer Restricted Securities.

         (n) In connection with any Underwritten Offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement, enter into such agreements (including an underwriting agreement) as are customary in underwritten offerings of securities similar to the Transfer Restricted Securities and take all such other actions as are reasonably requested by the managing Underwriter or Underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the Holders and the Underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Transfer Restricted Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing Underwriter or Underwriters, addressed to the Underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Transfer Restricted Securities and such other matters as may be reasonably requested by the Holders and the managing Underwriter or Underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing Underwriter or Underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Shelf Registration Statement), addressed to each of the Underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Transfer Restricted Securities and such other matters as reasonably requested by the managing Underwriter or Underwriters; (iv) delivering such documents and certificates as may be reasonably requested by the Holders of the Transfer Restricted Securities being sold or the Underwriters of such Underwritten Offering to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement entered into by the Company pursuant to
Section 5(n); and (v) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures not less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority of the outstanding Transfer Restricted Securities covered by such Registration Statement and the managing Underwriter or Underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

         (o) Make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, any Underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or Underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with the Shelf Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Shelf Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the reasonable opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by the Inspectors). Each selling Holder of such Transfer Restricted Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by such person). Each selling Holder of such Transfer Restricted Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

         (p) Provide a Trustee for the Debentures, and cause the Indenture to be qualified under the TIA not later than the effective date of the first Shelf Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the Trustee under the Indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

         (q) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to Underwriters in a firm commitment or best efforts Underwritten Offering and
(ii) if not sold to Underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

         (r) Cooperate with each seller of Transfer Restricted Securities covered by any Shelf Registration Statement and each Underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") and in the performance of any due diligence investigations by any Underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with rules and regulations of the NASD).

         (s) Cause the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock and the Debentures to be accepted for listing, subject to official notice of issuance, on each securities exchange or quotation system on which similar securities issued by the Company are listed by the Company.

         (t) Use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

         The Company may require each Holder of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such Transfer Restricted Securities as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Transfer Restricted Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by the Shelf Registration Statement or Prospectus, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any amendments or supplements thereto. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effectiveness Period shall be extended (but not beyond the date on which there no longer are Transfer Restricted Securities) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5(c) to and including the date when each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

         6. Registration Expenses

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities, (ii) printing expenses, including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing Underwriter or Underwriters, if any,
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Transfer Restricted Securities (subject to the provisions of Section 6(b) hereof), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desires such insurance,
(viii) fees and expenses of all other persons retained by the Company, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expenses of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the Transfer Restricted Securities to be registered on any securities exchange, if applicable, and
(xii) the expenses relating to printing, word processing and distributing the Shelf Registration Statement, all Prospectuses (including any Preliminary Prospectus) and all amendments and supplements thereto, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing, the Holders of Transfer Restricted Securities being registered shall pay all underwriting discounts, commissions and placement agent fees attributable to the sale of such Transfer Restricted Securities.

         (b) The Company shall reimburse the Holders of the Transfer Restricted Securities being registered in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority of the outstanding Transfer Restricted Securities to be included in such Shelf Registration Statement (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation). The aggregate reimbursement obligation of the Company pursuant to this Section 6(b) shall in no event exceed $50,000. Notwithstanding anything herein to the contrary, the Company shall not be responsible for fees and expenses of counsel to any Underwriter(s), whether in connection with the Shelf Registration Statement, NASD matters or otherwise, except to the extent specifically agreed in any underwriting agreement for an Underwritten Offering.

         7. Indemnification

         (a) The Company agrees to indemnify and hold harmless the Initial Purchasers and each Holder of Transfer Restricted Securities, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any Preliminary Prospectus), in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided, however, that the Company will not be required to indemnify a Participant if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such person with or prior to the confirmation of the sale of such Transfer Restricted Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement; provided further that the foregoing proviso shall not limit the Company's obligation to indemnify a Participant for any other untrue statement or omission or alleged untrue statement or omission of a material fact in the Prospectus that was the subject matter of the related proceeding.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Initial Purchasers, each other Holder, the Company, its directors and officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Holder in writing to the Company. The liability of any Holder under this paragraph shall in no event exceed the proceeds received by such Holder from sales of Transfer Restricted Securities giving rise to such obligations.

         (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and to the extent that it did not otherwise learn of such action or claim and such omission results in the forfeiture by the Indemnifying Person of substantial rights and defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impeded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority of the outstanding Transfer Restricted Securities sold by all such Participants (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation) and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

         (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Transfer Restricted Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

         (e) The Company, each of the Initial Purchasers and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Holder of

Transfer Restricted Securities be required to contribute any amount in excess of the amount by which proceeds received by such Holder from the sale of Transfer Restricted Securities exceeds the amount of any damages that such Holder has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7 are several in proportion to the respective liquidation preference of Preferred Stock held by each of the Holders hereunder (or, if such Preferred Stock (or the Debentures issuable upon exchange thereof) has been converted or the Preferred Stock has been exchanged for Debentures, the liquidation preference of the shares of Preferred Stock so exchanged or converted) and not joint.

         (f)     The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         (g) Any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this
Section 7 shall be paid by the Indemnifying Person to the Indemnified Person on a monthly basis. The indemnity and contribution agreements contained in this
Section 7 and any representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, any Holder, the Company, its directors or officers or any person controlling the Company, and (ii) any termination of this Agreement. A successor to any Initial Purchaser, or any person controlling any Initial Purchaser, or to any Holder, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Rules 144 and 144A

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Securities, make publicly available annual reports and such information, documents and other reports of the type specified in Sections 13 and 15(d) of the Exchange Act. The Company further covenants for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

         9. Underwritten Registrations

         No Holder of Transfer Restricted Securities may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and (c) furnishes the Company in writing information in accordance with Section 3(e) and agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the extent contemplated by Section 7 hereof.

         10. Miscellaneous

         (a) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holder of Transfer Restricted Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any other agreements. The Company has not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back registration rights with respect to the Shelf Registration Statement; provided, however that this restriction will not be applicable to any piggy-back registration obligations which the Company may assume in connection with the Chancellor Merger.

         (b) Adjustments Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the

Transfer Restricted Securities that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation); provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including any person who was a Holder of Transfer Restricted Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority of the outstanding Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement (with holders of Common Stock constituting Transfer Restricted Securities being deemed to be Holders of the number of Shares or the principal amount of Debentures, as applicable, converted by them into such Common Stock for purposes of such calculation); provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                 (i) If to a Holder of the Transfer Restricted Securities, at the most current address of such Holder, on the stock books of the Company (or, in respect of the Debentures, on the books of the registrar under the Indenture) with a copy in like manner to the Initial Purchasers as follows:

                 Alex. Brown & Sons Incorporated

                 BT Securities Corporation
                 Credit Suisse First Boston Corporation
                 Goldman, Sachs & Co.
                 NationsBanc Capital Markets, Inc.
                 TD Securities (USA), Inc.
                 c/o Alex. Brown & Sons Incorporated
                 One South Street
                 Baltimore, Maryland 21202
                 Facsimile No: (410) 895-4481
                 ATTENTION: [                         ]

                 with a copy to:

                 Davis Polk & Wardwell
                 450 Lexington Avenue
                 New York, New York 10017
                 Facsimile No: (212) 450-4800
                 Attention: Winthrop B. Conrad, Jr.

                 (ii) If to the Initial Purchasers, at the address specified in Section 10(d)(i);

                 (iii)    If to the Company, at the addresses as follows:

                 Evergreen Media Corporation
                 433 East Las Colina Boulevard, Suite 1130
                 Irving, Texas 75039
                 Facsimile No: (972) 869-3671
                 Attention:       Matthew E. Devine,
                                  Chief Financial Officer

                 with copies to:

                 Latham & Watkins
                 1001 Pennsylvania Avenue, N.W.
                 Suite 1300
                 Washington, D.C.  20004
                 Facsimile No: (202) 637-2201
                 Attention: John D. Watson, Jr.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder of Transfer Restricted Securities unless and to the extent such successor or assign holds Transfer Restricted Securities; and provided, further, that nothing herein shall be deemed to permit any assignment, transfer or any disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or applicable law. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Third Party Beneficiaries. Holders of Transfer Restricted Securities are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement, the Certificate of Designation and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contacts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          EVERGREEN MEDIA CORPORATION


                          By:
                             ------------------------------------------------
                              Name:
                              Title:



                          ALEX. BROWN & SONS INCORPORATED


                          By:
                             ------------------------------------------------
                              Name:
                              Title:


                          BT SECURITIES CORPORATION


                          By:
                             ------------------------------------------------
                               Name:
                               Title:


                          CREDIT SUISSE FIRST BOSTON


                          By:
                             ------------------------------------------------
                              Name:
                              Title:


                          GOLDMAN, SACHS & CO.


                          By:
                             ------------------------------------------------
                              Name:
                              Title:


                          NATIONSBANC CAPITAL MARKETS, INC.


                          By:
                             ------------------------------------------------
                              Name:
                              Title:


                          TD SECURITIES (USA), INC.


                          By:
                             ------------------------------------------------
                              Name:
                              Title: